UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2020

ACREAGE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-56021

British Columbia, Canada	98-1463868
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

366 MADISON AVENUE, 11TH FLOOR NEW YORK, NEW YORK, 10017, UNITED STATES
(Address of principal executive offices, including zip code)

(646) 600-9181
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Subordinate Voting Shares, no par value	ACRGF	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 16, 2020, Acreage Holdings, Inc. (the “Company”) held its Special Meeting of Shareholders (the “Special Meeting”) to consider pursuant to an interim order of the Supreme Court of British Columbia dated August 11, 2020, and, if thought advisable, to pass, with or without variation, a special resolution (the “Amendment Resolution”) authorizing and approving:

i.
an amended arrangement under Section 288 of the Business Corporations Act (British Columbia) to be implemented pursuant to an amended and restated plan of arrangement (the “Amended and Restated Plan of Arrangement”), which amends and restates the plan of arrangement implemented by the Company on June 27, 2019;

ii.
an amending agreement, which, among other things, provides for certain amendments to the arrangement agreement between the Company and Canopy Growth Corporation dated April 18, 2019, as amended on May 15, 2019;

iii.	the Amended and Restated Plan of Arrangement; and

iv.	a second amended and restated omnibus equity incentive plan.

On the same date, the scrutineer for the Special Meeting delivered its final tabulation of voting results for the Amendment Resolution, certifying the voting results set forth below.

The Amendment Resolution required approval by at least 66⅔% of the votes cast at the Special Meeting by the holders of the Company’s class A subordinate voting shares (the “Subordinate Voting Shares”), Class B proportionate voting shares (the “Proportionate Voting Shares”) and Class C multiple voting shares (the “Multiple Voting Shares”, and collectively with the Subordinate Voting Shares and Proportionate Voting Shares, the “Acreage Shares”), voting together as a single class. Additionally, pursuant to: (i) Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions (“MI 61-101”), the Amendment Resolution required approval by at least a majority of votes cast at the Special Meeting by the holders of Subordinate Voting Shares and Proportionate Voting Shares, voting together as a single class, and excluding the Acreage Shares held by any “interested party”, any “related party” of an “interested party” or any “joint actor” (as such terms are defined MI 61-101); and (ii) OSC Rule 56-501 (“Rule 56-501”) and National Instrument 41-101 - General Prospectus Requirements (“NI 41-101”), the Amendment Resolution required approval by at least a majority of the votes cast at the Special Meeting by the holders of Subordinate Voting Shares and Proportionate Voting Shares, voting together as a single class, excluding the votes cast by any affiliates of the Company and Acreage Shares held, directly or indirectly, by control persons of the Company for the purposes of Rule 56-501 and NI 41-101, (collectively, the “Minority Approval”), all as more particularly described in the Company’s proxy statement and management information circular dated August 17, 2020, mailed to the Company’s shareholders in connection with the Special Meeting.

At the Special Meeting, Acreage Shares representing the following votes were voted on the Amendment Resolution:

For	Withhold/Abstain	Broker Non-Votes
539,838,902	0	0

The Amendment Resolution was approved by 99.84% of the votes cast by the holders of Acreage Shares at the Special Meeting, voting together as a single class, and 97.33% of the votes cast by holders of Proportionate Voting Shares and Subordinate Voting Shares, voting together as a single class, for purposes of Minority Approval.

Item 7.01. Regulation FD Disclosure.

On September 16, 2020, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information set forth in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information set forth in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following Exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
99.1	Press release of Acreage Holdings, Inc., dated September 16, 2020, announcing the results of the Special Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACREAGE HOLDINGS, INC.

Date: September 16, 2020	/s/ Glen Leibowitz
Glen Leibowitz Chief Financial Officer